EXHIBIT 99.2

 PGT Innovations  Q4 2018 Financial results  February 27, 2019

 FORWARD LOOKING STATEMENTS  Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated, and in the western United States, where the substantial portion of the sales of Western Window Systems’ operations are generated, and in the U.S. generally;macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems are currently generated, and in the U.S. generally;increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets;our level of indebtedness, which increased in connection with our acquisition of Western Window Systems;the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Western Window Systems Acquisition;the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits from the Western Window Systems Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;our dependence on a limited number of suppliers for certain of our key materials;sales fluctuations to and changes in our relationships with key customers;in addition to the Western Window Systems Acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;increases in transportation costs, including due to increases in fuel prices;our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;product liability and warranty claims brought against us;federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;our dependence on our limited number of geographically concentrated manufacturing facilities;risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; andthe risks and uncertainties discussed under Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.Statements in this presentation that are forward-looking statements include, without limitation, our expectations regarding: (1) benefits expected from our four strategic pillars, including the creation of long-term customer and shareholder value; (2) benefits expected from our acquisition of Western Window Systems; (3) our ability to leverage our technical expertise and operational capabilities; (4) single family housing starts in 2019 and beyond, including in the State of Florida; (5) our expectations regarding the remaining growth potential for sales of impact products, including in the Florida market, and for growth in the sales of Western Window Systems' products that unify indoor/outdoor living spaces; (6) our capital allocation strategy and priorities, and the benefits expected therefrom; (7) the benefits expected from our research and development efforts; (8) our ability to further improve operational efficiencies and drive margin expansion; and (9) the 2019 guidance set forth in this presentation.  2

 Use of Non-GAAP Financial Measures  This presentation and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.Our calculations of adjusted net income, adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.  3

 PRODUCT GROUP2  END MARKET2      PGT Innovations at a glance (NYSE: PGTI)  4  Driven to Create the Strongest, Safest Building Products with a Customer-First Approach  Founded  Headquarters  Total Employees  Market-cap  1980  North Venice, FL  ~3,000  ~$1.0B1  1. As of 2/22/2019; 2. Based upon Q4 2018 results  35% 34%  Gross Margin    $698M  2018 net sales  120+  years combined history  >1.4M  square feet manufacturing space  ~1,500  dealers/distributors

 Executing 4 Strategic Pillars expected to Create Long-Term Customer and Shareholder Value   5  Putting the customer first to build our brands  Attracting talented, hardworking leaders and offering benefits to help our team members succeed  Investing in our business and scaling our operations to meet increasing demand  Strategically allocating capital generated from our free cash flow to support our growth

 Q4 2018  vs. Q4 2017  $190MNet Sales   42%   34.6%Gross Margins  2.6%  34.8%Adjusted Gross Margins  2.3%  $0.18Diluted EPS  54%  $0.21Adjusted Diluted EPS1  17%  $31.5MAdjusted EBITDA1  34%   Delivering Strong Q4 and FULL-YEAR 2018 RESULTS    HighlightsFirst full quarter of results after completion of acquisition of Western Window SystemsCost synergies primarily from supply chain efficiencies are on scheduleContinuing supportive industry tailwindsQ4 2017 GAAP EPS reflects passage of Tax Cuts and Jobs Act ($0.24 favorable one-time credit)   6  1. Refer to reconciliation to GAAP

 Full-Year 2018  vs. Full-Year 2017  $698MNet Sales   37%   34.9%Gross Margins  3.8%  35.0%Adjusted Gross Margins  3.5%  $1.00Diluted EPS  30%  $1.18Adjusted Diluted EPS1  93%  $127MAdjusted EBITDA1  48%             HighlightsCompletion of acquisition of Western Window Systems positions PGTI as national leader in premium window and door spaceFull-year sales growth of 37%—with 27% of year-over-year growth achieved organicallySolid operational execution, including several product and facility relocations  7  Delivering Strong Q4 and FULL-YEAR 2018 RESULTS  1. Refer to reconciliation to GAAP

ACQUISITION OF WESTERN WINDOW SYSTEMS CREATES A NATIONAL LEADER IN PREMIUM WINDOWS AND DOORS

- Expands geographic footprint and solidifies PGTI as leading company in multiple segments
- Strengthens brand recognition, diversifies product portfolio, creates cross-selling opportunities
- Creates margin improvement opportunities from operational efficiency gains and realization of expected cost synergies
- Builds on culture of innovation, product development, and continuous improvement


WWS HQ
PGTI HQ
PGTI-Southeast's Core Market
PGTI-West's Core Markets
Plant Locations

INVENT. BUILD. DELIVER.

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   Well Positioned With Expanded platform  9  Built Strong Foundation  Repositioned  Sustained Growth Ahead   1980-2013  2014-2017  2018+  Created leading position in Florida through innovation andstrong customer focus  Two acquisitions; company renamed PGT Innovations, with market-leading brands  National platform with niche market leadership; leveraging technical expertise, customer focus and operational capabilities  Acquired CGI for $110M in September 2014  Acquired WinDoor for $103M in February 2016  Acquired Western Window Systems for $355M in August 2018

SUPPORTIVE INDUSTRY TAILWINDS

Florida – Single Family Housing Starts (000s) – Moody's Forecast



'12-'18 CAGR: 14.7%
20-Yr Average = 93.8K
42.3
54.1
56.1
68.3
78.0
85.9
96.2
110.9
135.2
152.1
163.9
2012
2013
2014
2015
2016
2017
2018E
2019E
2020E
2021E
2022E

- Growth in single family housing starts ("SFHS") in PGTI-Southeast's and PGTI-West's Core Markets have historically outpaced national average
- Prior to 2018, SFHS in all key states significantly below 20-year averages and expected to revert to above average levels
- Repair & Remodel market and demand for Impact products remain strong
- PGTI expects 2019 FL SFHS of 105,000 vs. Moody's forecast of 110,900.

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IMPACT-RESISTANT AND INDOOR/OUTDOOR LIVING PRODUCTS IN HIGH DEMAND

IMPACT-RESISTANT

Significant Growth Potential Remaining in Florida Market[1]

>50% of Florida homes DO NOT have impact-resistant protection

18% of Florida homes have storm shutters (indirect competition to us)

18% of Florida homes have impact-resistant windows

13% of Florida homes have impact-resistant doors

INDOOR/OUTDOOR LIVING

$8-9B Growing Market

~$7B Total Addressable Market of New High-End Homes with Multi-sliding Doors in Back Wall

~11% 2012-2017 CAGR[2]

~$2B Total Addressable Market for New Homes with Contemporary Design

~24% 2012-2017 CAGR[2]

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1. Data as of 2017; Source: Industry data and Company estimates;
2. Total addressable market (TAM) for high-end homes with home values greater than $750k and have a multi-panel sliding door in back wall.

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 Q4 2018 statement of operations(unaudited - in thousands, except per share amounts)  12      Three Months Ended        Twelve Months Ended          12/29/2018    12/30/2017    12/29/2018    12/30/2017  Net sales      $ 189,887       $ 134,100       $ 698,493       $ 511,081   Cost of sales      124,137       91,156       455,025       352,097    Gross profit      65,750       42,944       243,468       158,984   Selling, general and administrative expenses      45,617       26,418       150,910       98,803   Gains on sales of assets under APA      -       -       (2,551)      -    Income from operations      20,133       16,526       95,109       60,181   Interest expense, net      7,136       5,287       26,529       20,279   Debt extinguishment costs      -       -       3,375       -    Income before income taxes      12,997       11,239       65,205       39,902   Income tax expense (benefit)      2,523       (9,054)      11,272       63    Net income      $ 10,474       $ 20,293       $ 53,933       $ 39,839                              Basic net income per common share      $ 0.18       $ 0.41       $ 1.03       $ 0.80                           Diluted net income per common share       $ 0.18       $ 0.39       $ 1.00       $ 0.77                        Weighted average common shares outstanding:                          Basic       57,987       49,721       52,461       49,522                              Diluted      59,240       51,915       54,106       51,728

 Capital Allocation priorities  13  Internal Investment  Debt Reduction  Acquisitions  1  2  3  Strategic growth projects are expected to drive shareholder valueAdvertising and marketing investments continue to benefit our growth  Committed to solid balance sheet and achieving a conservative leverage profilePaid off $160 million of existing credit facility during second half of 2018  Strategic acquisitions are expected to drive shareholder valueExpansion into new geographies and other niche building products  1. Refer to reconciliation to GAAP

 Full-Year 2019 Guidance  14          Full-Year 2018 Results  2019 Guidance1 as of 2/27/19  2019 Guidance vs. Full-Year 2018  Net Sales$698M  Net Sales$775M-$800M    11% – 15%  Adjusted EBITDA1$127M  Adjusted EBITDA1$143M – $152M    13% – 20%  Net Income / Diluted Share$1.00  Net Income / Diluted Share$0.93 – $1.05                2019 Guidance Estimates  Interest Expense$7M / quarter  Tax Rate26%   Depreciation and Amortization$9M / quarter  Non-cash Stock Compensation$4.2M / annual  Capex as % of Sales3 – 4%  1. Refer to reconciliation to GAAP

 Why Invest in PGT Innovations  15            National leader in growing premium indoor and outdoor window and door category  Expect to continue investing in talent and R&D to remain the industry leader in innovation and product development  Continued focus on operational efficiencies expected to drive additional margin expansion  Focused on continued execution of our strategy expected to create long-term customer and shareholder value  Well positioned with diversified product portfolio to capture profitable growth in new construction and repair and remodel channels

 Q&A  16

 Creating National leader in premium windows & doors  17  Positioned to Drive Profitable, Sustained Growth and Value for Shareholders          Continued leadership in innovation and product development, marketing and sales  Broadened geographic platform with niche category leadership   Geographic, channel, customer and product diversity   Customer first, innovative product portfolio to build our family of brands           Shared culture of continuous improvement driving continued top-line growth and operational efficiencies  Dynamic and experienced management team improving all key performance-based metrics  Ability to leverage flexible manufacturing capabilities to meet customer needs  Strategically allocating capital from strong FCF and improved margin profiles

 Appendix  18  Reconciliation to Adjusted Net Income, Adjusted Net Income per Share-diluted, and Adjusted EBITDA

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Twelve Months Ended	
	12/29/2018	12/30/2017	12/29/2018	12/30/2017
Reconciliation to Adjusted Net Income and Adjusted Net Income per share (1):				
Net income	$ 10,474	$ 20,293	$ 53,933	$ 39,839
Reconciling items:				
Debt extinguishment costs (2)	-	-	3,375	-
Facility and equipment relocation costs (3)	398	-	833	-
Gains on sales of assets under Cardinal APA (4)	-	-	(2,551)	-
Transaction-related costs and effects (5)	-	-	4,144	-
Hurricane Irma-related costs (6)	-	250	-	1,341
Management reorganization and other corporate costs (7)	1,560	113	1,560	828
WinDoor costs (8)	-	994	-	1,687
Write-offs of deferred lenders fees and discount relating to debt prepayments (9)	260	909	5,557	1,889
Thermal Plastic System start-up costs (10)	-	-	-	517
Tax effect of Tax Cuts and Jobs Act (11)	231	(12,408)	231	(12,408)
Tax effect of reconciling items	(513)	(799)	(3,271)	(2,209)
Adjusted net income	$ 12,410	$ 9,352	$ 63,811	$ 31,484
Weighted-average diluted shares	*59,240*	*51,915*	*54,106*	*51,728*
Adjusted net income per share – diluted	*$0.21*	*$0.18*	*$1.18*	*$0.61*
Reconciliation to Adjusted EBITDA (1):				
Depreciation and amortization expense	$ 8,600	$ 5,208	$ 24,450	$ 19,528
Interest expense, net	7,136	5,287	26,529	20,279
Income tax expense (benefit)	2,523	(9,054)	11,272	63
Reversal of tax effect of reconciling items for adjusted net income above	513	799	3,271	2,209
Reconciling item included in interest expense, net	(260)	(909)	(5,557)	(1,889)
Tax effect of Tax Cuts and Jobs Act (11)	(231)	12,408	(231)	12,408
Stock-based compensation expense (12)	840	380	3,383	1,948
Adjusted EBITDA	$ 31,531	$ 23,471	$ 126,928	$ 86,030
Adjusted EBITDA as percentage of net sales	16.6%	17.5%	18.2%	16.8%

PGT INNOVATIONS

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RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. The Company's non-GAAP financial measures were explained in its Form 8-K filed February 27, 2019.
2. Represents debt extinguishment costs of $3.1 million recognized in the first quarter of 2018 relating to the Company's second refinancing and second amendment of the 2016 Credit Agreement on March 16, 2018, and $296 thousand in the third quarter relating to changes in lender positions under the revolving credit portion of the 2016 Credit Agreement. We repriced and amended our 2016 Credit Agreement for the first time on February 17, 2017. However, because there were no changes in lender positions in the first action, it did not result in any lender positions being considered as modified or extinguished. Therefore, there was no charge for debt extinguishment costs in the year ended December 30, 2017.
3. Represents costs associated with planned relocations of certain equipment and product lines, including the manufacturing operations of CGI Windows & Doors into its new facility in Hialeah, FL, costs associated with machinery and equipment relocations within our glass plant operations in North Venice, FL as the result of our planned disposal of certain glass manufacturing assets to Cardinal Glass Industries, and relocation of our EZ Breeze porch enclosures product line to our Orlando manufacturing facility. Of the $833 thousand, $814 thousand is classified within cost of sales during 2018, with the remainder classified within selling, general and administrative expenses. Of the $398 thousand, all is classified within cost of sales during the fourth quarter of 2018.
4. Represents gains from sales of assets to Cardinal LG Company (Cardinal) under an Asset Purchase Agreement (APA) dated September 22, 2017. Pursuant to the terms of the APA, which required us to transfer assets to Cardinal in phases, during the second quarter of 2018, we made transfers of assets to Cardinal which had a net book value totaling $3.2 million and fair value totaling $5.8 million, resulting in the recognition of gains totaling $2.6 million, classified as gains on sales of assets in the year ended December 29, 2018.
5. Represents costs and other effects relating to our acquisition of Western Window Systems, which we announced on July 24, 2018, and completed on August 13, 2018. Of the $4.1 million in the year ended December 29, 2018, $3.8 million relates to transaction-related costs classified within selling, general and administrative expenses. The remaining $392 thousand relates to an opening balance sheet inventory valuation adjustment which is classified within cost of sales in the year ended December 29, 2018.
6. Represents community outreach costs, recovery-related expenses and other disruption costs caused by Hurricane Irma in early September 2017, some of which carried into the fourth quarter of 2017, of which $250 thousand is classified within selling, general and administrative expenses in the three months ended December 30, 2017, and $345 thousand is classified within cost of sales, and $996 thousand is classified within selling, general and administrative expenses in the year ended December 30, 2017.
7. In 2018, represents certain costs incurred relating to a fourth quarter legal settlement and regulatory actions, as well as costs relating to a unique warranty issue. In 2017, represents costs associated with planned changes in our management structure, directed towards maximizing the effectiveness and efficiency of the Company's leadership team, classified within selling, general and administrative expenses in the three months and year ended December 30, 2017.
8. Represents costs relating to operating inefficiencies caused by changes in WinDoor's leadership and its supply chain for glass, of which $600 thousand in the three months ended and $1.2 million in the year ended December 30, 2017, is classified within cost of sales, and the remainders in both periods classified within selling, general and administrative expenses.
9. In 2018, represents non-cash charges from write-offs of deferred lenders fees and discount relating to prepayments of borrowings outstanding under the term loan portion of the 2016 Credit Agreement totaling $160.0 million, of which $152.0 million was in the 2018 third quarter using proceeds from the issuance of 7 million shares of Company common stock in the 2018 Equity Issuance, and $8.0 million was in the 2018 fourth quarter using cash on hand, included in interest expense, net, in the three months and year ended December 29, 2018. In 2017, represents non-cash charges relating to write-offs of deferred lenders fees and discount relating to prepayments of borrowings outstanding under the term loan portion of the 2016 Credit Agreement totaling $40.0 million using cash on hand, of which $20.0 million was in the 2017 third quarter, and $20.0 million was in the 2017 fourth quarter, included in interest expense, net, in the three months and year ended December 30, 2017.
10. Represents costs incurred associated with the start-up of our Thermal Plastic Spacer system insulated glass lines, all of which is classified within cost of sales.
11. Represents a discrete non-cash tax benefit recorded in the three months ended December 30, 2017, relating to accounting for the decrease in our net deferred tax liability due to the reduction in the Federal corporate income tax rate under the Tax Cuts and Jobs Act legislation enacted on December 22, 2017, subsequently adjusted in 2018 for certain changed items.
12. Beginning in 2018, we updated our reporting of adjusted EBITDA to exclude non-cash stock-based compensation expense. Prior periods have been revised to reflect this change for consistency of comparisons.

PGT INNOVATIONS
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